CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of RESQ Absolute Income Fund and RESQ Absolute Equity Fund, each a series of Northern Lights Fund Trust III, in the Prospectus and under the headings “Policies And Procedures For Disclosure Of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

December 13, 2013